UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2016

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

38 Corporate Circle,
Albany, New York 12203

(Address of principal executive offices)

(518) 452-1242

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Share Purchase Agreement

On October 17, 2016, Trans World Entertainment Corporation (the “Company”) acquired (the “Acquisition”) all of the issued and outstanding capital stock of Etailz Inc. (“etailz”) pursuant to a share purchase agreement (the “Purchase Agreement”) by and among the Company, etailz, the equityholders of etailz (each a “seller” and, collectively, the “sellers”) and Thomas C. Simpson, as the sellers’ representative. Etailz, a leading digital marketplace retailer operating both domestically and internationally, uses a data driven approach to digital marketplace retailing utilizing proprietary software and ecommerce insight coupled with a direct customer relationship engagement to identify new distributors and wholesalers, isolate emerging product trends, and optimize price positioning and inventory purchase decisions.

At closing the Company paid the sellers approximately $32.3 million in cash (net of approximately $2.4 million for certain withholding obligations relating to the exercise of warrants in connection with the Acquisition and $1.5 million deposited into an indemnity escow account) and issued to the sellers an aggregate of 5,730,659 shares of common stock (the “Consideration Shares”). Consideration Shares issued to the sellers, other than the 1,572,552 Consideration Shares issued to etailz’ chief executive officer, were fully vested upon issuance. A maximum of $14.6 million in contingent consideration may be payable in cash in 2018 and 2019, subject to the achievement by etailz of operating income of $6 million in fiscal 2017 and $7.5 million in fiscal 2018. The maximum earnout amount was deposited into an earnout escrow account. Concurrent with the closing, the Company paid off approximately $7.1 million outstanding under etailz’s credit facility (including approximately $2.4 million incurred by etailz to fund certain withholding obligations relating to the exercise of warrants in connection with the Acquisition) and assumed liability for etailz’s $4.2 million employee retention bonus plan under which bonuses totalling approximately $1.9 million were funded by the Company on the closing date. The Company funded cash payments made on the closing date from cash on hand and approximately $4.2 million of borrowings under its revolving credit facility.

The Company has entered into an offer letter (“Offer Letter”) with Joshua Neblett, etailz’s chief executive officer. Consideration Shares issued to Mr. Neblett pursuant to the Purchase Agreement will vest over a 27-month period subject to the terms of his offer letter with the Company.

Registration Rights Agreement

At the closing, the Company entered into a registration rights agreement between the Company and each holder of Consideration Shares, dated October 17, 2016 (the “Registration Rights Agreement”), under which such holders will be entitled to customary piggyback registration rights and, if they have not had the opportunity to exercise piggyback registration rights prior to the second anniversary of the closing, will be entitled to demand registration rights, pursuant to the terms of such agreement.

Third Amendment to Credit Agreement

The Company has received a consent from its lender under its Amended and Restated Credit Agreement dated as of April 15, 2010 (the “Third Amendment to Credit Agreement”) to permit the Acquisition.

The foregoing description of certain terms of the Purchase Agreement, Registration Rights Agreement, Third Amendment to Credit Agreement and Offer Letter is subject to and qualified in its entirety by reference to the Purchase Agreement, Registration Rights Agreement, Third Amendment to Credit Agreement and Offer Letter, copies of which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this report and are incorporated herein by reference.

Item 2.01.        Completion of Acquisition or Disposition of Assets.

On October 17, 2016, the Acquisition was consummated. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02.        Unregistered Sales of Equity Securities.

The disclosures set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K relating to the issuance of the Consideration Shares are incorporated herein by reference.

The issuance of the Consideration Shares is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

Item 7.01.        Regulation FD Disclosure.

On October 17, 2016, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Information included in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in the filing.

Item 9.01.        Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To the extent required, the Company will provide the financial statements required by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

To the extent required, the Company will provide the pro forma financial statements required by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

2.1	Share Purchase Agreement by and among Trans World Entertainment Corporation, Etailz Inc., each equityholder of Etailz Inc. and Thomas C. Simpson, as sellers’ representative, dated as of October 17, 2016.

10.1	Registration Rights Agreement by and among Trans World Entertainment Corporation and each holder of Consideration Shares, dated as of October 17, 2016.

10.2	Third Amendment to Credit Agreement, by and among Trans World Entertainment Corporation, the borrowers identified therein, the guarantors identified therein, the lenders identified therein and Wells Fargo Bank, National Association, dated October 17, 2016.

10.3	Offer Letter by and between Trans World Entertainment Corporation and Josh Neblett, dated October 17, 2016.

99.1	Press Release, dated October 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2016	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ John Anderson
Name: John Anderson Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement by and among Trans World Entertainment Corporation, Etailz Inc., each equityholder of Etailz Inc. and Thomas C. Simpson, as sellers’ representative, dated as of October 17, 2016 (Certain schedules and exhibits were omitted pursuant to Item 601(b)(2) of Regulation S-K; Registrant agrees to furnish a copy of these schedules and exhibits supplementally to the Securities and Exchange Commission upon request).

10.1	Registration Rights Agreement by and among Trans World Entertainment Corporation and each holder of Consideration Shares, dated as of October 17, 2016.

10.2	Third Amendment to Credit Agreement, by and among Trans World Entertainment Corporation, the borrowers identified therein, the guarantors identified therein, the lenders identified therein and Wells Fargo Bank, National Association, dated October 17, 2016.

10.3	Offer Letter by and between Trans World Entertainment Corporation and Josh Neblett, dated October 17, 2016.

99.1	Press Release, dated October 17, 2016.